CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-47415, 33-17488, 33-60196, 333-18135, 333-136061 and 333-138506 on Form S-8, Registration Statement No. 333-25377 on Form S-3, and Post-Effective Amendment No. 5 to Registration Statement No. 333-124512 on Form S-1, of our report dated October 8, 2007 relating to the consolidated financial statements of The Dress Barn, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments,” as revised, as of July 31, 2005 and for the restatement described in Note 13 to the consolidated finanical statements) and our report on the effectiveness of internal control over financial reporting dated October 8, 2007 (which report expresses an unqualified opinion on the effectiveness of the Company's internal control over financial reporting), appearing in this Annual Report on Form 10-K of The Dress Barn, Inc. and for the year ended July 28, 2007.

/s/ Deloitte & Touche LLP

New York, New York
October 8, 2007